                                                                    Exhibit 23.1

                               CONSENT OF COUNSEL

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement on Form SB-2, as originally filed on August 13, 1999. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          CAMHY KARLINSKY & STEIN LLP

New York, New York
February 8, 2000